Exhibit 10.1

(Execution Copy)

MASTER ACQUISITION AGREEMENT

THIS MASTER ACQUISITION AGREEMENT (this “Agreement”) is made and entered into as of June 12, 2015, by and among OPC Partners LLC, a Delaware limited liability company (“Purchaser”), VerifyMe, Inc., a Texas corporation (“VFM”), LaserLock Technologies, Inc., a Nevada corporation (the “Company”), Zaah Technologies, Inc., a Delaware corporation (“Zaah”), and the investor identified on the signature page hereto (the “Common Stock Investor”). Purchaser, VFM, the Company, Zaah and the Common Stock Investor are sometimes referred to herein each, individually, as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, Purchaser and Common Stock Investor desire to make investments in the Company (the “Investments”), pursuant to a Subscription Agreement, between the Company and Purchaser in the form attached hereto as Exhibit A (the “Series A Preferred Stock Subscription Agreement”), and pursuant to a Subscription Agreement, between the Company and Common Stock Investor in the form attached hereto as Exhibit B (the “Common Stock Subscription Agreement”), to enable the Company to satisfy certain obligations and to enable the Company to continue its business and to execute on its business plan; and

WHEREAS, VFM, Zaah, the note holders of the Company listed on Schedule 1 attached hereto (the “Noteholders”) and the warrantholders of the Company listed on Schedule 2 attached hereto (the “Warrantholders”) all have interests in the Company and whose participation in the transactions contemplated hereby is required in order for the Purchaser, Common Stock Investor and the Company to achieve their stated goals; and

WHEREAS, as a condition to the Purchaser and Common Stock Investor making the Investments and for VFM, Zaah, the Noteholders and the Warrantholders to agree to the various transactions contemplated hereby, the Parties agree that certain actions must take place simultaneously and post-closing and they desire to set forth their agreement as to the actions and conditions required to consummate the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

ARTICLE I

THE CLOSING; AUTHORIZED COMMON STOCK

1.1 Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Article II of this Agreement, the closing of the transactions contemplated by the Subscription Agreement and by each of the documents set forth on the exhibits attached hereto (the “Closing”) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY, on the day, or as soon thereafter as possible, following the satisfaction or waiver of all conditions to the obligations of the Parties set forth in Article II, or at such other place or time or on such other date as the Parties may agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

1.2 Post-Closing Covenants. Following the Closing, the Company hereby covenants and agrees to use its best efforts to take the following actions:

(a) approve and deliver to the Purchaser a copy of the Second Amended Certificate of Designation of Series A Preferred Stock (the “Second Amended Certificate of Designation”), duly adopted by the Board of Directors of the Company, substantially in the form attached hereto as Exhibit L, with evidence satisfactory to the Purchaser that such Certificate of Designation has been duly filed with the Secretary of State of the State of Nevada as an amendment to the Company’s Articles of Incorporation; and

(b) approve and deliver to VFM a copy of the Certificate of Designation of Series B Preferred Stock (the “Series B Certificate of Designation”), duly adopted by the Board of Directors of the Company, substantially in the form attached hereto as Exhibit M, with evidence satisfactory to VFM that such Series B Certificate of Designation has been duly filed with the Secretary of State of the State of Nevada as an amendment to the Company’s Articles of Incorporation.

ARTICLE II

CONDITIONS PRECEDENT TO CLOSING

2.1 Conditions Precedent to the Obligations of the Parties. The obligation of each of the Parties to consummate the transactions described in this Agreement shall be subject to the fulfillment on or before the Closing of the following conditions precedent, each of which may be waived by a Party in its sole discretion:

(a) Approvals and Consents. Any and all consents and approvals from third parties (including any governmental approvals) for the consummation of the transactions contemplated by this Agreement shall have been obtained.

(b) Company Board of Directors and Shareholder Consent. Subject to the restrictions set forth in Section 3.13 below, the Company shall have obtained the approval, by written consent, of its Board of Directors and those holders of a majority of the issued and outstanding voting capital stock of the Company, the increase in the number of the Company’s available and unissued authorized shares of common stock, par value $0.001 (the “Common Stock”) (without changing the total number of authorized shares) to allow for (i) the conversion of the Series A Convertible Preferred Stock that the Purchaser will be receiving pursuant to the Subscription Agreement into shares of Common Stock and (ii) the conversion of the Series B Convertible Preferred Stock that VFM will be receiving pursuant to the conversion of the outstanding royalty payments owed by the Company to VFM pursuant to that certain Patent and Technology License Agreement, by and between the Company and VFM, dated December 31, 2012 (the “VFM License Agreement”), by way of a reverse stock split.

(c) No Actions, Suits or Proceedings. No order of any court or governmental authority shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No litigation shall be pending or threatened, before any court or governmental authority to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Company shall be pending and the Company shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

(d) Note Conversions. The Noteholders will convert the outstanding balance of their notes into the number of shares of common stock of the Company listed opposite their names on Schedule 1 (without taking into effect the Company’s contemplated 85:1 reverse stock split), pursuant to a Promissory Note Conversion Agreement, substantially in the form of Exhibit C attached hereto.

(e) Warrant Conversions. The Warrantholders will convert their outstanding warrants into the number of shares of common stock of the Company listed opposite their names on Schedule 2 (without taking into effect the Company’s contemplated 85:1 reverse stock split), pursuant to a Warrant Conversion Agreement, substantially in the form of Exhibit D attached hereto.

(f) Preferred Stock Conversion. VFM shall convert the 21,111,111 shares of Series A Convertible Preferred Stock, par value $0.001 of the Company that it currently owns into shares of Common Stock of the Company, $0.001 par value on a 1:1 basis, resulting in VFM owning 21,111,111 shares of Common Stock pursuant to a Preferred Stock Conversion Agreement, substantially in the form of Exhibit E attached hereto.

(g) License Termination. VFM and the Company shall have terminated the VFM License Agreement, pursuant to a Patent and Technology License Termination Agreement, substantially in the form of Exhibit F attached hereto, which Patent and Technology License Termination Agreement shall make it clear that the current outstanding royalty payments of $6,500,000 owed by the Company to VFM under the VFM License Agreement shall be converted to shares of restricted Series B Convertible Preferred Stock and that no further payments shall be due and owing thereunder by the Company to VFM.

(h) Termination of Registration Rights. VFM and the Company shall have terminated that certain Registration Rights Agreement, dated as of December 31, 2012, pursuant to a Registration Rights Termination Agreement, substantially in the form of Exhibit G attached hereto.

(i) Termination of Services Agreement. VFM and the Company shall have terminated that certain Technology and Services Agreement, dated as of December 31, 2012, pursuant to a Technology and Services Agreement Termination Agreement, substantially in the form of Exhibit H attached hereto.

(j) Termination of Investment Agreement. VFM and the Company shall have terminated that certain Investment Agreement, dated as of December 31, 2012, pursuant to an Investment Agreement Termination Agreement, substantially in the form of Exhibit I attached hereto.

(k) Patent Purchase Agreement. VFM and the Company shall have entered into and consummated the transactions contemplated by that certain Patent Purchase Agreement, substantially in the form of Exhibit J attached hereto.

(l) Zaah Termination Agreement. Zaah Technologies, Inc. and the Company shall have terminated that certain Technology and Services Agreement, dated as of December 31, 2012, pursuant to a Technology and Services Agreement Termination Agreement, substantially in the form of Exhibit K attached hereto.

(m) Preferred Stock. The Company and the Purchaser shall have consummated the transactions contemplated by the Series A Preferred Stock Subscription Agreement. In addition, the Company shall have delivered to each of the Purchaser and VFM (as applicable) copies of the Second Amended Certificate of Designation and the Series B Certificate of Designation, duly adopted by its Board of Directors, with evidence satisfactory to the Purchaser that such Certificates of Designation have been duly filed with the Secretary of State of the State of Nevada.

(n) Restricted Common Stock. The Company and Common Stock Investor shall have consummated the transactions contemplated by the Common Stock Subscription Agreement.

ARTICLE III

MISCELLANEOUS

3.1 Entire Agreement. This Agreement and the documents and agreements set forth on the exhibits hereto embody the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth herein or therein shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

3.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

3.3 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the Parties without the prior written consent of all of the other Parties.

3.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all Parties hereto.

3.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the Party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

3.6 No Third Party Beneficiary. Except as otherwise provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

3.7 Publicity. No Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of each of the Parties, except as may be required by law. The Parties shall cooperate as to the timing and contents of any such press release or public announcement.

3.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the conflict of law principles thereof; provided, however, to the extent the application of New York law, including, but not limited to, (a) the rights granted to shareholders of a corporation under the New York Business Corporation Law (N.Y. Bus. Corp. Law § 101, et seq.) by way of preemptive rights or shareholder consent or (b) the rights of debt holders with respect to the conversion or satisfaction of outstanding liabilities shall differ in its application from the laws of the State of Nevada, the laws of the State of Nevada shall apply, including, but not limited to, the Nevada Private Corporations Law, N.R.S. § 78.101, et seq.

3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

3.10 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

3.11 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

3.12 Further Assurances. At any time and from time to time after the Closing Date each Party shall execute and deliver such other instruments of sale as may be reasonably requested in order to more effectively carry forth the terms and conditions of this Agreement.

3.13 Notice Filings with U.S. Securities and Exchange Commission. Notwithstanding anything contained herein to the contrary, the Parties hereby acknowledge that, to the extent that the underlying transactions contemplated by this Agreement require the consent of the shareholders of the Company, the Company shall be required to file with the U.S. Securities and Exchange Commission (“SEC”) an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) commensurate with such shareholder action, and that any corporate actions taken to effectuate such shareholder action may not be taken until the expiration of twenty (20) calendar days after the filing of such Information Statement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

PURCHASER:

OPC Partners LLC, a Delaware limited liability company,

By:
Name:
Title:	Manager

VFM:

VerifyMe, Inc., a Texas corporation,

By:
Name:	Claudio Ballard
Title:	President

COMPANY:

LaserLock Technologies, Inc., a Nevada corporation,

By:
Name:	Paul Donfried
Title:	President/ CEO

COMMON STOCK INVESTOR:

Signature:
Name:	Bruce Evans

ZAAH:

Zaah Technologies, Inc., a Delaware corporation,

By:
Name:	Maurice Freedman
Title:	Chief Executive Officer

(Signature Page –Master Acquisition Agreement, dated June 12, 2015)

SCHEDULE 1

NOTEHOLDERS

•	Clydesdale Partners II, LLC (1,411,720 common shares)

•	Clydesdale Partners II, LLC (1,310,510 common shares)

•	Bast Holdings (15,000,000 common shares)

•	Bob Leppo (Byzantine Partners) (1,482,953 common shares)

•	David Pottruck (5,920,852 common shares)

•	Harry Gould (2,948,858 common shares)

•	Lawrence Blickman (2,966,514 common shares)

•	Mark Ludwig (Byzantine Partners) (1,483,257 common shares)

•	Sean Jeffries (5,890,411 commons shares)

•	Stephen Silver (5,749,163 common shares)

•	Stephen Silver (5,749,163 common shares)

•	Tom Nicolette (10,875,403 common shares)

•	Harvey Goldberg (2,230,259 common shares)

•	Donald Grascoff (4,026,484 common shares)

SCHEDULE 2

WARRANTHOLDERS

•	Bast Holdings (1,000,000 common shares)

•	Bob Leppo (Byzantine Partners) (150,000 common shares)

•	David Pottruck (600,000 common shares)

•	Harry Gould (300,000 common shares)

•	Lawrence Blickman (300,000 common shares)

•	Mark Ludwig (Byzantine Partners) (150,000 common shares)

•	Sean Jeffries (600,000 common shares)

•	Stephen Silver (900,000 common shares)

EXHIBIT A

SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT

EXHIBIT B

COMMON STOCK SUBSCRIPTION AGREEMENT

EXHIBIT C

PROMISSORY NOTE CONVERSION AGREEMENT

EXHIBIT D

WARRANT CONVERSION AGREEMENT

EXHIBIT E

PREFERRED STOCK CONVERSION AGREEMENT

EXHIBIT F

PATENT AND TECHNOLOGY LICENSE TERMINATION AGREEMENT

EXHIBIT G

REGISTRATION RIGHTS TERMINATION AGREEMENT

EXHIBIT H

TECHNOLOGY AND SERVICES AGREEMENT TERMINATION AGREEMENT

EXHIBIT I

INVESTMENT AGREEMENT TERMINATION AGREEMENT

EXHIBIT J

PATENT PURCHASE AGREEMENT

EXHIBIT K

ZAAH TERMINATION AGREEMENT

EXHIBIT L

SECOND AMENDED CERTIFICATE OF DESIGNATION

EXHIBIT M

SERIES B CERTIFICATE OF DESIGNATION